                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                                                                         [STAMP]
                            ARTICLES OF INCORPORATION

                                 OF PROBEX CORP.


          Probex Corp., a Colorado corporation (the "Corporation"), having its principal office at 1467 LeMay, Suite 111, Carrollton, Texas 75007, hereby certifies to the Secretary of State of Colorado that:

         WHEREFORE, the undersigned Corporation desires to amend and restate its Articles of Incorporation as currently in effect and adopts the following Amended and Restated Articles of Incorporation pursuant to the provisions of the Colorado Business Corporation Act:

         FIRST: The name of the Corporation is Probex Corp.

         SECOND: The following provisions set forth in these Amended and Restated Articles of Incorporation, attached hereto, correctly set forth the provisions of the Articles of Incorporation, as amended, of the Corporation.

         THIRD: The Amended and Restated Articles of Incorporation, attached hereto, were adopted by the Board of Directors on October 28, 1999, and the Shareholders of the Corporation in the manner prescribed by the Colorado Business Corporation Act on December 30, 1999, and supersede the original Articles of Incorporation and all amendments thereto.

         FOURTH: The number of votes cast for the amendments contained in these Amended and Restated Articles of Incorporation by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.



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         IN WITNESS WHEREOF, the undersigned has executed these Amended and
Restated Articles of Incorporation this 30th day of December, 1999.

                                         PROBEX CORP.

                                         By: /s/ BRUCE HALL
                                            ------------------------------------
                                         Name: Bruce Hall
                                              ----------------------------------
                                         Title: Chief Financial Officer
                                               ---------------------------------

ATTEST:

By: /s/ ALEX D. DASPIT
   ----------------------------------
Name: Alex D. Daspit
     --------------------------------
Title: Senior Vice President
      -------------------------------



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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                 OF PROBEX CORP.


                                    ARTICLE I

                                      NAME

         The name of the Corporation shall be: Probex Corp.


                                   ARTICLE II

                               PERIOD OF DURATION

         The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.


                                   ARTICLE III

                               PURPOSES AND POWERS

         A. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

         B. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Business Corporation Act.

         C. Issuance of Shares. The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.



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                                   ARTICLE IV

                                  CAPITAL STOCK

         A. Authorized Shares. The aggregate number of shares which this Corporation shall have authority to issue is Fifty Million (50,000,000) shares of no par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of no par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Colorado Business Corporation Act.

         B. Common Stock. The following is a description of Common Stock that the Corporation shall have authority to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof to the extent applicable thereto:

                  1. Dividend Rights. Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

                  2. Voting Rights. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the



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Colorado Business Corporation Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of this Corporation.

                  3. Rights Upon Liquidation. Subject to the rights of any series of Preferred Stock created pursuant to the further provisions of this Section B of this Article IV and subject to the terms of Article IV hereto, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock.

         C. Preferred Stock. The following is a description of the Preferred Stock that the Corporation shall have authority to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof to the extent applicable thereto:

         Subject to the provisions of this Article IV, the Board of Directors of the Corporation is hereby authorized and empowered to classify or reclassify, in one or more series, any of the unissued shares of the Preferred Stock of the Corporation by establishing the number of shares of such series and by setting, changing or eliminating any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends, qualifications, or terms and condition of redemption of such shares, all of which shall be set forth in articles of amendment executed, acknowledged, filed and recorded in the manner required by the Colorado Business


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Corporation Act ("Articles of Amendment"), and as may be permitted by the
Colorado Business Corporation Act.

                  1. Designation and Amount; No Fractional Shares. There shall be a series of Preferred Stock designated as "Series A 10% Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be One Million (1,000,000). The Series A Preferred Stock shall be issuable in whole shares only.

                  2. Dividends.

                           (a) Holders of shares of Series A Preferred Stock
shall be entitled to receive, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds of the Corporation legally available for payment of dividends, cumulative cash dividends at the rate of 10.0% per annum per share on the initial liquidation preference of $10.00 per share (equivalent to $1.00 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock shall be payable semi-annually in arrears to holders of record as they appear in the records of the Corporation at the close of business on March 31 and September 30 of each year, and shall be paid on May 1 and November 1 of each year thereafter (each a "Dividend Payment Date"), commencing on May 1, 2000; provided, however, that an initial dividend payment shall be due and payable on the date of the final closing of the initial sale of the Series A Preferred Stock ("Closing Date") for the period from the date of original issuance of such Series A Preferred Stock. If any date on which dividends would otherwise be payable is a Saturday, Sunday or a day on which banking institutions in the States of Colorado or Texas are authorized or obligated by law or executive order to close, then the dividends otherwise payable on such date shall instead be payable on the next succeeding business day.

                           (b) Dividends on shares of the Series A Preferred
Stock shall be fully cumulative and shall accumulate (whether or not earned or declared and whether or not the Corporation has funds legally available for the payment of dividends), on a daily basis, without



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interest, from the previous Dividend Payment Date, except that the first dividend due and payable on May 1, 2000 shall accrue, without interest, commencing on the Closing Date. Accumulated and unpaid dividends shall not bear interest.

                           (c) Any dividend payments made with respect to the
Series A Preferred Stock shall be made in cash; provided, however, that the Corporation may, at the election of the Board of Directors, subject to and in accordance with the provisions herein, duly authorize and issue fully paid and nonassessable shares of its Common Stock, no par value ("Dividend Shares") at the deemed value of $1.50 per Dividend Share, in lieu of the payment in cash of all or any portion of the dividend otherwise payable on any Dividend Payment Date. If the Corporation elects to issue Dividend Shares in lieu of the payment in cash of all or any portion of the dividend otherwise payable on any Dividend Payment Date, (1) the Corporation shall give notice of such election to the holders of shares of Series A Preferred Stock not less than 7 nor more than 60 days prior to such Dividend Payment Date; (2) the Corporation shall execute, issue and deliver on such Dividend Payment Date to each holder of record on the related record date, a stock certificate dated such Dividend Payment Date representing such number of Dividend Shares as equals the quotient of such portion of the dividend payable to such holder and $1.50; and (3) the due issuance of such Dividend Shares shall constitute full payment of such portion of dividend; provided, however, that, in lieu of the issuance of any fractional Dividend Shares, the Corporation shall, in its sole discretion, either (x) pay, on such Dividend Payment Date, to each holder of shares of Series A Preferred Stock who would otherwise be entitled to a fractional Dividend Share as a dividend on the aggregate number of shares of Series A Preferred Stock held by such holder on the related record date, an amount in cash equal to the product of such fraction and $1.50 or (y) round up such fractional Dividend and issue one additional full Dividend Share to such holder.



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                           (d) No dividends may be declared or paid or set apart
for payment on any stock of the Corporation ranking on a parity with the Series
A Preferred Stock with respect to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such parity stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series A Preferred Stock next preceding such dividend payment date, on the other hand.

                           (e) Except as set forth in the preceding paragraph,
unless full cumulative dividends on the Series A Preferred Stock have been paid through the most recently completed semi-annual dividend period for the Series A Preferred Stock, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set apart for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys previously deposited in any sinking fund with respect to any such stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series A Preferred Stock outstanding to the most recent Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or Common Stock may be converted



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into or exchanged for stock of the Corporation ranking junior to the Series A
Preferred Stock as to dividends.

                  3. Liquidation.

                           (a) On any liquidation, dissolution or winding up of
the Corporation, the shares of Series A Preferred Stock shall be entitled to receive payment of $10.00 per share, and shall be entitled to receive payment of all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment, and no more. Such payment shall be made before any distribution of assets is made to holders of shares of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up. The holders of the Series A Preferred Stock shall not be entitled to receive the preferential amounts until the liquidation preference of any other stock of the Corporation ranking senior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                           (b) On any liquidation, dissolution or winding up of
the Corporation, no amounts may be paid or set apart for payment on any stock of the Corporation ranking on a parity with the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up unless there shall also be or have been set aside for payment on the Series A Preferred Stock an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment, ratably in proportion to the respective amounts (x) to be paid or set apart for payment on such parity stock, on the one hand, and (y) to be paid or set apart for payment on the Series A Preferred Stock, on the other hand.



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                           (c) If, upon any liquidation, dissolution or winding
up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock and any stock ranking on a parity with the Series A Preferred Stock as to rights to distributions on liquidation, dissolution or winding up of the Corporation are insufficient to pay in full the payments to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                           (d) For the purposes hereof, neither a consolidation
nor a merger of the Corporation with or into any other entity, nor a merger of any one or more other entities with or into the Corporation, nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be considered a liquidation, dissolution or winding up of the Corporation.

                  4. Conversion.

                           (a) The shares of Series A Preferred Stock shall be
convertible into shares of Common Stock at a conversion ratio of 5.33333 shares of Common Stock for each share of Series A Preferred Stock. Fractional shares of Common Stock will not be issued and in lieu thereof, the Corporation will pay to each holder of Series A Preferred Stock who would otherwise be entitled to a fractional share of Common Stock upon such conversion, an amount in cash equal to the product of such fraction and $1.875.

                           (b) The Series A Preferred Stock shall automatically
be converted after any thirty (30) day period in which the average Current Market Price of the Common Stock exceeds $5.625 per share. For purposes hereof, the "Current Market Price" shall mean for each trading day, if the Common Stock is traded on a securities exchange or the Nasdaq National Market, the closing price of the Common Stock on such exchange or market, or if not traded on a



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securities exchange, or if a closing price otherwise is not available, then the average of the bid and ask prices. Fractional shares of Common Stock will not be issued and in lieu thereof, the Corporation will pay to each holder of Series A Preferred Stock who would otherwise be entitled to a fractional share of Common Stock upon such conversion, an amount in cash equal to the product of such fraction and $1.875.

                           (c) In the event of a conversion, the outstanding
shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid. Such conversion shall be deemed to have been made simultaneously upon the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (d) In case any shares of Series A Preferred Stock
shall be converted, the shares so converted shall (upon compliance with any applicable provisions of the laws of the State of Colorado) have the status of authorized and unissued shares of the class of Preferred



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Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

                           (e) The Corporation will not avoid or seek to avoid
the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

                           (f) The Corporation shall at all times reserve and
keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  5. Voting Rights.

                           (a) The Series A Preferred Stock generally will not
have voting rights, except as set forth below and to the extent required by law.

                           (b) So long as any share of Series A Preferred Stock
are outstanding, the approval of a majority of the outstanding shares of Series A Preferred Stock and any parity stock similarly affected, voting together as a single class, is required in order to (i) amend the Articles of Incorporation to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Stock and such parity stock or (ii) amend the Articles of Incorporation to authorize, reclassify, create or increase the authorized amount of any



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class of stock having rights senior to the Series A Preferred Stock and such parity stock with respect to the payment of dividends or amounts upon the liquidation, dissolution or winding up or conversion rights of the Corporation. Notwithstanding the foregoing, the Corporation may increase the authorized number of shares of Preferred Stock and may create additional classes of parity stock and junior stock, increase the authorized number of shares of parity stock and junior stock and issue additional series of parity stock and junior stock, all without the consent of any holder of Series A Preferred Stock.

                  6. Redemption.

                           (a) The shares of Series A Preferred Stock shall not
be redeemable prior to September 30, 2004. On or after such date the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, beginning on September 30, 2004 at $10.00 per share plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to the date fixed for redemption, without interest (the "Redemption Price").

                           (b) If full cumulative dividends on the Series A
Preferred Stock have not been paid or set apart for payment with respect to all prior dividend periods, the Series A Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.



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                           (c) If the Corporation redeems shares of Series A
Preferred Stock, written notice of the redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at the holder's address as the same appears on the stock books of the Corporation and notice shall also be given by publication during the same period prior to the redemption date in a newspaper of national circulation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock to be redeemed except as to a holder to whom the Corporation has failed to mail the notice or except as to a holder whose notice was defective. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from the holder, the number of shares to be redeemed from the holder; (iii) the Redemption Price; (iv) the place or places where certificates for shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the Redemption Price of the shares called for redemption at the time and place specified in such notice).

                           (d) If a notice of redemption has been given and if,
on or before the date fixed for redemption, the funds necessary for redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue



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thereof and shall have no voting or other rights with respect to those shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation's obligation to provide funds for the payment of the Redemption Price (including any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having a capital and surplus of at least $50,000,000, such funds sufficient to pay the Redemption Price (including any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series A Preferred Stock called for redemption.

                           (e) Subject to applicable escheat laws, any moneys so
set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which the holders of the shares called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon redemption. Any interest accrued on funds deposited shall be paid to the Corporation from time to time.

                           (f) Shares of Series A Preferred Stock that have been
issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Colorado) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.



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                  7. Rank. Any stock of any class or classes or series of the
Corporation shall be deemed to rank:

                           (a) prior to shares of the Series A Preferred Stock,
either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of the class or classes or series are entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

                           (b) on a parity with shares of the Series A Preferred
Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of stock of the class or classes or series are entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of the stock and the holders of shares of Series A Preferred Stock; and

                           (c) junior to shares of the Series A Preferred Stock,
either as to dividends or upon liquidation, dissolution or winding up, or both, if the class or classes or series is Common Stock or if the holders of the Series A Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

                  8. Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  9. Severability of Provisions. If any powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications,



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

limitations and restrictions thereof set forth in this certificate are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  D. Issuance of Stock. The Board of Directors is hereby authorized and empowered to authorize the issuance by the Corporation from time to time of shares of any class of capital stock of the Corporation, whether now or hereafter authorized, or securities convertible into shares of capital stock of any class or classes, whether now or hereafter authorized, for such consideration and on such terms and conditions as may be deemed advisable by the Board of Directors and without any action by the stockholders.


                                    ARTICLE V

                           DENIAL OF PREEMPTIVE RIGHTS

         No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.




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                                   ARTICLE VI

                     TRANSACTIONS WITH INTERESTED DIRECTORS

         No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

                  (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                  (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

                  (c) The contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.


                                   ARTICLE VII

                              CORPORATE OPPORTUNITY

         The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business



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opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         The Corporation may indemnify any director, officer, employee, fiduciary, or agent of the Corporation to the full extent permitted by the Colorado Business Corporation Act as in effect at the time of the conduct by such person.



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                                   ARTICLE IX

                                   AMENDMENTS

         The Corporation reserves the right to amend its Amended and Restated Articles of Incorporation from time to time in accordance with the Colorado Business Corporation Act.


                                    ARTICLE X

                        ADOPTION AND AMENDMENT OF BYLAWS

         The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.


                                   ARTICLE XI

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the Corporation is 1560 Broadway, Denver, Colorado 80202, and the name of the registered agent at such address is Corporation Service Company. Either the registered office or the registered agent may be changed in the manner permitted by law.


                                   ARTICLE XII

                               BOARD OF DIRECTORS

         The number of directors of the Corporation shall be fixed by the Bylaws of the corporation, with the provision that there need be only as many directors as there are



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shareholders in the event that the outstanding shares are held of record by fewer than three shareholders.


                                  ARTICLE XIII

                           LIMITATION OF LIABILITY OF
                    DIRECTORS TO CORPORATION AND SHAREHOLDERS

         No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under the Colorado Business Corporation Act or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law.

                                   ARTICLE XIV

                         PRINCIPAL OFFICE OF CORPORATION

         The address of the Corporation's principal office is 1467 LeMay, Suite 111, Carrollton, Texas 75007.


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